Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Evergreen International Trust:

We consent to the use of our report, dated December 28, 2009, with respect to the financial statements of the Evergreen Emerging Markets Growth Fund, a series of the Evergreen International Trust, as of October 31, 2009, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 17, 2010